UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018 (October 29, 2018)

WildHorse Resource Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Freeway, Suite 400
Houston, TX 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 568-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.                Entry into a Material Definitive Agreement.

On October 29, 2018, WildHorse Resource Development Corporation (the “Company” or “WRD”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chesapeake Energy Corporation, an Oklahoma corporation (“CHK”), and Coleburn Inc., a Delaware corporation and a direct wholly owned subsidiary of CHK (“Merger Sub”), pursuant to which CHK will acquire WRD in exchange for either 5.989 shares of CHK common stock, $0.01 par value per share (“CHK Common Stock”), or, if elected by a WRD stockholder, a combination of 5.336 shares of CHK Common Stock and $3.00 cash. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into WRD, with WRD continuing as the surviving entity and a direct wholly owned subsidiary of CHK (the “Merger”). Immediately after the effective time of the Merger (the “Effective Time”), WRD shall be merged with and into a direct wholly owned limited liability company subsidiary of CHK (“LLC Sub”), with LLC Sub continuing as the surviving entity in such merger as a direct wholly owned subsidiary of CHK.

Under the terms of the Merger Agreement, which has been unanimously approved by the respective boards of directors of WRD and CHK, at the Effective Time each share of WRD common stock, par value $0.01 per share (“WRD Common Stock”) issued and outstanding immediately prior to the Merger (other than shares of WRD Common Stock held by CHK or certain of its subsidiaries or shares held by WRD in treasury) will be converted into the right to receive from CHK (such consideration, the “Merger Consideration”) (a) for each share of WRD Common Stock with respect to which an election to receive mixed consideration has been made and not revoked or lost (i) that number of fully paid and nonassessable shares of CHK Common Stock equal to 5.336 and (ii) $3.00 in cash, without any interest thereon and subject to any withholding taxes required by applicable law (the “Mixed Consideration”); (b) for each share of WRD Common Stock with respect to which an election to receive only share consideration has been made and not revoked or lost that number of fully paid and nonassessable shares of CHK Common Stock equal to 5.989 (such consideration, the “Share Consideration”); or (c) for each share of WRD Common Stock with respect to which no election to receive the Share Consideration or Mixed Consideration has been made, the Share Consideration. Immediately prior to the effective time of the Merger, the restrictions applicable to each outstanding share of restricted WRD Common Stock shall immediately lapse, and, at the Effective Time, each share of such restricted WRD Common Stock shall be converted into the right to receive the Merger Consideration.

The completion of the Merger is subject to satisfaction or waiver of closing conditions, including (a) the adoption of the Merger Agreement by WRD stockholders, (b) the approval of the issuance of CHK Common Stock in connection with the Merger (the “CHK Stock Issuance”) by CHK shareholders, (c) the conversion of all shares of WRD preferred stock, par value $0.01 per share (“WRD Preferred Stock”) into shares of WRD Common Stock, (d) the effectiveness of the registration statement on Form S-4 to be filed by CHK pursuant to which the shares of CHK Common Stock issuable as part of the Merger Consideration are registered with the Securities and Exchange Commission (the “SEC”), (e) the authorization for listing of CHK Common Stock issuable as part of the Merger Consideration on the New York Stock Exchange, (f) there being no law or injunction prohibiting the consummation of the Merger, (g) subject to specified materiality standards, the accuracy of the representations and warranties of each party, (h) performance or compliance by each party in all material respects with its agreements and covenants under the Merger Agreement, (i) the absence of a material adverse effect on the respective parties, (j) the receipt of certain tax opinions by CHK and WRD and (k) other customary conditions such as termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The Merger Agreement contains customary representations and warranties from both WRD and CHK, and each party has agreed to customary covenants, including, among others, covenants relating to (a) the conduct of its businesses in the ordinary course during the interim period between the execution of the Merger Agreement and the Effective Time, (b) the obligation to use reasonable best efforts to cause the Merger to be consummated and to obtain expiration or termination of the waiting period under the HSR Act, subject to certain exceptions, (c) the obligation of WRD to call a meeting of its stockholders to approve the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders approve the Merger Agreement and (d) the obligation of CHK to call a meeting of its shareholders to approve the CHK Stock Issuance, the charter amendment to increase CHK's authorized shares (the “Authorized Share Charter Amendment”) and the charter amendment to increase the size of the CHK board of directors to eleven members (the “Board Size Charter Amendment” and, together with the CHK Stock Issuance and the Authorized Share Charter Amendment, the “CHK Approvals”) and, subject to certain exceptions, to recommend that its shareholders approve the CHK Approvals.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, each of WRD and CHK will be subject to certain restrictions on its ability to solicit alternative business combination proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative business combination proposals, subject to customary exceptions.

The Merger Agreement contains certain termination rights for both WRD and CHK including a right for WRD to terminate the Merger Agreement for a superior proposal following compliance with certain procedures and payment of a termination fee. Upon termination of the Merger Agreement, under certain circumstances, WRD may be required to make an expense reimbursement to CHK equal to $25 million, or CHK may be required to make an expense reimbursement to WRD equal to $35 million. In certain other circumstances, WRD may be required to pay CHK a termination fee equal to $85 million, or CHK may be required to pay WRD a termination fee equal to $120 million. In no event will either party be entitled to receive more than one expense reimbursement payment and one termination fee. In addition to the termination fees described above, each party remains liable to the other for any additional damages if such party commits intentional fraud and any willful and material breach of any covenant, agreement or obligation under the Merger Agreement.

Prior to the Effective Time, CHK shall take all necessary corporate action so that upon and after the Effective Time, one person designated by the Company prior to the closing of the Merger (the “First WRD Director”) is appointed to the CHK board of directors (the “CHK Board”) to fill the existing vacancy on the CHK Board.

CHK will also seek approval of the Board Size Charter Amendment. If the Board Size Charter Amendment has been approved by CHK’s stockholders prior to the Effective Time or following the Effective Time a vacancy opens on the CHK Board, in addition to the current vacancy to be filled by the First WRD Director, CHK shall take all necessary corporate action so that upon and after the Effective Time if the Board Size Charter Amendment has been approved, or as promptly as practicable following a new vacancy on the CHK Board, a second person designated by the Company prior to the Closing (the “Second WRD Director”) is appointed to the CHK Board.  CHK, through the CHK Board, shall take all necessary action to nominate the First WRD Director and Second WRD Director, as applicable, for election to the CHK Board in the proxy statement relating to the first annual meeting of the stockholders of CHK following the Closing.

Approval by CHK shareholders of each of the Board Size Charter Amendment and the Authorized Share Charter Amendment is not a condition to any obligation of CHK or WRD to complete the transactions contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Voting Agreements

On October 29, 2018, CHK entered into two voting agreements (together, the “Voting Agreements”), one with WHR Holdings, LLC, Esquisto Holdings, LLC, WHE AcqCo Holdings, LLC, NGP XI US Holdings, L.P. (collectively, the “NGP Entities”) and Jay C. Graham (together with the NGP Entities, the “WRD Holders”) and the second with CP VI Eagle Holdings, L.P. (“Carlyle” and, together with the WRD Holders, the “Key WRD Stockholders”).   The Voting Agreements generally require that each of the Key WRD Stockholders vote or cause to be voted all WRD Common Stock and WRD Preferred Stock, as converted to WRD Common Stock, as applicable, owned by such Key WRD Stockholder in favor of the Merger Agreement and against alternative transactions. The Voting Agreements generally restrict the Key WRD Stockholders from selling WRD Common Stock and WRD Preferred Stock, as applicable, owned by each such Key WRD Stockholder until the earlier of the termination of the Merger Agreement or the consummation of the Merger, provided that prior to the Effective Time each of the WRD Holders may transfer up to 15% of its WRD Common Stock to its equity partners and Carlyle may transfer or otherwise sell up to 15% of its WRD Preferred Stock, but all WRD Common Stock and WRD Preferred Stock shall be subject to an irrevocable proxy granted to CHK or its designee. The Voting Agreements generally prohibit the Key WRD Stockholders from soliciting alternative acquisition proposals. The Voting Agreement CHK entered into with Carlyle also requires Carlyle to convert its WRD Preferred Stock into WRD Common Stock immediately prior to or at the Effective Time.

The Voting Agreements also impose a lock-up of CHK Common Stock owned by the Key WRD Stockholders, following the closing of the Merger, whereby the WRD Holders are prohibited from selling or otherwise transferring its shares prior to 180 days after the closing date of the Merger and Carlyle is prohibited from selling or otherwise transferring its shares prior to 60 days after the closing date of the Merger, provided that each of the WRD Holders and Carlyle can sell up to 15% of the CHK Common Stock that it owns following the closing of the Merger, as described in the respective Voting Agreements and subject to the limitations set forth therein.

The Voting Agreements will terminate upon the earliest to occur of the Effective Time or the termination of the Merger Agreement pursuant to and in compliance with its terms.

In addition, if the board of directors of WRD changes it recommendation with respect to the Merger, Carlyle’s and the WRD Holders’ obligations to vote in favor of the Merger shall apply only to an aggregate amount of WRD Common Stock and WRD Preferred Stock on an as-converted basis, equal to 35% of the total WRD Common Stock (and WRD Preferred Stock on an as converted basis) outstanding and each of Carlyle and the WRD Holders shall be able to vote their remaining shares at their discretion.

The foregoing description of the Voting Agreements in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified by reference to the full text of the Voting Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Registration Rights Agreement

In connection with the Merger, CHK entered into a registration rights agreement with certain of the Key WRD Stockholders (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, CHK has agreed to register the sale of shares of CHK Common Stock under certain circumstances.

At any time after the 180 day lock-up period for the WRD Holders described in the WRD Holders Voting Agreement and subject to the limitations set forth therein, the NGP Entities (or their permitted transferees) will have the right to require CHK by written notice to prepare and file a registration statement registering the offer and sale of a certain number of its shares of CHK Common Stock. Subject to certain exceptions, CHK will not be obligated to effect a demand registration within 90 days after the closing of any underwritten offering of shares of CHK Common Stock, (ii) effect more than a total of four demand registrations  in the aggregate (or more than two per calendar year) or (iii) effect a subsequent demand registration if a registration statement covering such registrable securities held by such NGP Entity shall have become and remains effective.

Subject to certain exceptions, CHK will also not be obligated to effect any demand registration in which the initial aggregate offering price for the shares of CHK Common Stock included in such offering is less than $200 million, valued as of the date of the demand notice. If CHK is eligible to effect a registration on Form S-3, any such demand registration may be for a shelf registration statement. CHK will be required to use reasonable best efforts to file and maintain the effectiveness of any such registration statement until the date on which all shares covered by such registration statement have been sold.

In addition, the NGP Entities (or their permitted transferees) are entitled to require CHK, subject to certain limitations, to effect a distribution of any or all of its shares of CHK Common Stock by means of an underwritten offering and each of Carlyle and the NGP Entities are entitled to certain “piggyback” registration rights.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and CHK’s right to delay or withdraw a registration statement under certain circumstances. CHK will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

The Merger Agreement, the Voting Agreements and the Registration Rights Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the such agreements. They are not intended to provide any other factual information about WRD, CHK or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Merger Agreement, the Voting Agreements and the Registration Rights Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the respective parties to such agreements; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of WRD, CHK or any of their respective subsidiaries, affiliates, businesses, or equity holders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, the Voting Agreements and the Registration Rights Agreement, which subsequent information may or may not be fully reflected in public disclosures by WRD or CHK. Accordingly, investors should read the representations and warranties in the Merger Agreement, the Voting Agreements and the Registration Rights Agreement not in isolation but only in conjunction with the other information about WRD, CHK and their respective parents, affiliates and subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Item 5.01.                Changes in Control of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.                Regulation FD Disclosure.

On October 30, 2018, CHK and WRD issued a joint news release announcing their entry into the Merger Agreement. A copy of the news release containing the announcement is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, WRD’s and Chesapeake’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that regulatory approvals required for the proposed merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the ability of Chesapeake to complete the acquisition and integration of WRD successfully; litigation relating to the transaction; and other factors that may affect future results of WRD and Chesapeake.

Additional factors that could cause results to differ materially from those described above can be found in WRD’s Annual Report on Form 10-K for the year ended December 31, 2017 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, each of which is on file with the SEC and available in the “Investor Relations” section of WRD’s website, https://www.wildhorserd.com/, under the subsection “SEC Filings” and in other documents WRD files with the SEC, and in Chesapeake’s Annual Report on Form 10-K for the year ended December 31, 2017 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, each of which is on file with the SEC and available in the “Investors” section of Chesapeake’s website, https://www.chk.com/, under the heading “SEC Filings” and in other documents Chesapeake files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither WRD nor Chesapeake assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Important Additional Information

This communication relates to a proposed business combination transaction (the “Transaction”) between WildHorse Resource Development Corporation (“WRD”) and Chesapeake Energy Corporation (“Chesapeake”). This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

In connection with the Transaction, Chesapeake will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Chesapeake and WRD and a prospectus of Chesapeake, as well as other relevant documents concerning the Transaction. The Transaction involving WRD and Chesapeake will be submitted to WRD’s stockholders and Chesapeake’s shareholders for their consideration. STOCKHOLDERS OF WRD AND SHAREHOLDERS OF CHESAPEAKE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about WRD and Chesapeake, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC can also be obtained, without charge, by directing a request to Investor Relations, WildHorse Resource Development Corporation, P.O. Box 79588, Houston, Texas 77279, Tel. No. (713) 255-9327 or to Investor Relations, Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma, 73118, Tel. No. (405) 848-8000.

Participants in the Solicitation

WRD, Chesapeake and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding WRD’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 2, 2018, and certain of its Current Reports on Form 8-K. Information regarding Chesapeake’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 6, 2018, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 29, 2018, among CHK, Merger Sub and WRD*

10.1	Voting and Support Agreement, dated as of October 29, 2018, by and among CHK and the WRD Holders

10.2	Voting and Support Agreement, dated as of October 29, 2018, by and among CHK and Carlyle

99.1	Registration Rights Agreement, dated as of October 29, 2018, by and among CHK, the NGP Entities and Carlyle

99.2	News Release, issued October 30, 2018

*      Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. WRD hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: October 30, 2018